Calculation of Filing Fee Tables
S-3
BigBear.ai Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred stock, par value $0.0001 per share	457(r)				0.0001531
Fees to be Paid	3	Other	Warrants	457(r)				0.0001531
Fees to be Paid	4	Other	Rights	457(r)				0.0001531
Fees to be Paid	5	Equity	Units	457(r)				0.0001531
Fees to be Paid	6	Equity	Common Stock, par value $0.0001 per share	457(a)	65,000,000	$ 5.805	$ 377,325,000.00	0.0001531	$ 57,768.46
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 377,325,000.00		$ 57,768.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 18,734.00
			Net Fee Due:						$ 39,034.46
Offering Note
[1]	(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Secutities Act"), to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[2]	(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[3]	(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[4]	(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[5]	(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[6]	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the New York Stock Exchange on August 14, 2025 (such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	BIGBEAR.AI HOLDINGS, INC.	S-3	333-271230	04/12/2023		$ 18,734.00	Unallocated (Universal) Shelf	Common Stock, par value $0.001 per share		$ 170,000,000.00
Fee Offset Sources	2	BIGBEAR.AI HOLDINGS, INC.	S-3	333-271230		04/12/2023						$ 18,734.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company has terminated its offering that included the unsold securities on the prior registration statement filed on Form S-3 on April 12, 2023.

Offset Note
[2]	1 The Company has terminated its offering that included the unsold securities on the prior registration statement filed on Form S-3 on April 12, 2024. 2 Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting its filing fee for this registration statement by $18,734 (calculated at the fee rate in effect at the date of the prior registration statement filed on Form S-3 (File No. 333-271230) (the "Prior Prospectus")), which represents the registration fee previously paid with respect to $170,000,000 of unsold securities under the Prior Prospectus, resulting in a net registration fee of $39,034.5 due at this time.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A